SECOND AMENDMENT TO
                           SEAGULL ENERGY CORPORATION

                            MANAGEMENT STABILITY PLAN

         WHEREAS, SEAGULL ENERGY CORPORATION (the "Company") has heretofore adopted and currently maintains the SEAGULL ENERGY CORPORATION MANAGEMENT STABILITY PLAN (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan is hereby amended, effective as of July 15, 1998:

         1. Section 2.5 of the Plan shall be deleted and the following shall be substituted therefor:

                  "2.5 Certain Additional Payments by the Employer. Notwithstanding anything to the contrary in the Plan, in the event that any payment or distribution by the Employer to or for the benefit of a Covered Employee, whether paid or payable or distributed or distributable pursuant to the terms of the Plan or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are hereinafter collectively referred to as the "Excise Tax"), the Employer shall pay to the Covered Employee an additional payment (a "Gross-up Payment") in an amount such that after payment by the Covered Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on any Gross-up Payment, the Covered Employee retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payment. The Employer and the Covered Employee shall make an initial determination as to whether a Gross-up Payment is required and the amount of any such Gross-up
         Payment. The Covered Employee shall notify the Employer in writing of any claim by the Internal Revenue Service which, if successful, would require the Employer to make a Gross-up Payment (or a Gross-up Payment in excess of that, if any, initially determined by the Employer and the Covered Employee) within ten days of the receipt of such claim. The Employer shall notify the Covered Employee in writing at least ten days prior to the due date of any response required with respect to such claim if it plans to contest the claim. If the Employer decides to contest such claim, the Covered Employee shall cooperate fully with the Employer in such action; provided, however, the Employer shall bear and pay directly or indirectly all costs and expenses (including additional interest and penalties) incurred in connection with such action and shall indemnify and hold the Covered Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of the Employer's action. If, as a result of the Employer's action with respect to a claim, the Covered Employee receives a refund of any amount paid by the Employer with respect to such

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


         claim, the Covered Employee shall promptly pay such refund to the Employer. If the Employer fails to timely notify the Covered Employee whether it will contest such claim or the Employer determines not to contest such claim, then the Employer shall immediately pay to the Covered Employee the portion of such claim, if any, which it has not previously paid to the Covered Employee."

         2. As amended hereby, the Plan is specifically ratified and reaffirmed.

         EXECUTED this 21st day of July, 1998.

                                         SEAGULL ENERGY CORPORATION

                                         By:    /s/Jack M. Robertson
                                         Name:  Jack M. Robertson
                                         Title: Vice President, Human Resources

VEHOU02:114751.1

                               THIRD AMENDMENT TO
                           SEAGULL ENERGY CORPORATION

                            MANAGEMENT STABILITY PLAN

         WHEREAS, SEAGULL ENERGY CORPORATION (the "Company") has heretofore adopted and currently maintains the SEAGULL ENERGY CORPORATION MANAGEMENT STABILITY PLAN (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan is hereby amended, effective as of September 16, 1998:

         1. Section 1.1(c) of the Plan shall be deleted and the following shall be substituted therefor:

                  "(c)     'Change of Control' shall mean the occurrence of one
         of the following events:

                           (1) the Company (A) shall not be the surviving entity
                  in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company) or (B) is to be dissolved and liquidated, and as a result of or in connection with such transaction, the persons who were directors of the Company before such transaction cease to constitute a majority of the Board;

                           (2) any  person or  entity,  including  a 'group'  as
                  contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of 20% or more of the outstanding shares of the Company's voting stock (based upon voting power), and as a result of or in connection with such transaction, the persons who were directors of the Company before such transaction cease to constitute a majority of the Board; or

                           (3) the Company sells all or substantially all of the
                  assets of the Company to any other person or entity (other than a wholly-owned subsidiary of the Company) in a transaction that requires shareholder approval pursuant to the Texas Business Corporation Act."

         2. Section 1.1(p) of the Plan shall be deleted and the following shall be substituted therefor:

                  "(g) 'Retirement' shall mean the Covered Employee's voluntary resignation on or after the date he reaches age sixty-five (other than a resignation within sixty days after the date the Covered Employee receives notice of a Change in Duties or a resignation at the request of the Company)."

         3. As amended hereby, the Plan is specifically ratified and reaffirmed.

         EXECUTED this 14th day of October, 1998.

                                       SEAGULL ENERGY CORPORATION

                                       By:    /s/ Jack M. Robertson
                                       Name:  Jack M. Robertson
                                       Title: Vice President, Human Resources

VEHOU02:121333.1

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